FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is made and entered into as of this 3rd day of October, 2000 by and among EBIZ ENTERPRISES, INC., a Nevada corporation ("EBIZ"), LINUXMALL.COM, INC., a Delaware corporation ("LMI"), and LINUX MALL ACQUISITION, INC., a Delaware corporation ("MERGER SUB").

                                    RECITALS

     A. Ebiz, LMI and Merger Sub, which is a wholly-owned subsidiary of Ebiz, have entered into an Agreement and Plan of Merger, dated August 7, 2000 (the
"MERGER AGREEMENT"), providing for the merger of LMI with and into Merger Sub (the "MERGER"), with Merger Sub constituting the surviving entity.

     B. Section 6.1 (d) of the Merger Agreement provides that it is a condition to the obligation of Ebiz to consummate the Merger that "Ebiz shall have received an opinion from Southwest Securities, Inc. or similarly qualified firm, as determined by Ebiz, to the effect that the Merger is fair to its shareholders".

     C. Ebiz has been advised by Southwest Securities, Inc., that it will not issue its opinion that the Merger is fair to the Ebiz shareholders if the Merger is consummated at the conversion ratio upon which the LMI common stock and preferred stock is to be exchanged for Ebiz common stock that is stated in the Merger Agreement.

     D. In order to address the concerns expressed by Southwest Securities, Inc., the parties to the Merger Agreement have negotiated a reduction of such conversion ratio from 2.2 shares of Ebiz common stock for each share of LMI common stock or preferred stock, as currently stated in the Merger Agreement, to the conversion ratios set forth in this Amendment. The parties to the Merger Agreement have presented the revised conversion ratios set forth in this Amendment to Southwest Securities, Inc., and have been advised that it will issue its fairness opinion based thereon.

                                    AMENDMENT

     NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

     1. Amendment of Section 1.3. Section 1.3 of the Merger Agreement is hereby amended to read in its entirety as follows:

          1.3 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Ebiz, Merger Sub, LMI or the holders of any of their respective securities:

               (a) Each share of common stock of LMI, par value $0.01 per share ("LMI COMMON Stock") outstanding immediately prior to the Effective Time (other than those shares for which an election for dissenters' rights has been made as contemplated by Section 1.4) shall be converted into and represent the right to receive, and shall be exchangeable for, 1.8 validly issued, fully paid and non-assessable shares of common stock of Ebiz, par value $0.001 per share ("EBIZ COMMON STOCK").

               (b) Each share of Series A Preferred Stock of LMI (the "LMI SERIES A PREFERRED STOCK") or Series B Preferred Stock of LMI (the "LMI SERIES B PREFERRED STOCK"), each par value $0.01 per share (collectively, "LMI PREFERRED STOCK"), outstanding immediately prior to the Effective Time (other than those shares for which an election for dissenters' rights has been made as contemplated by Section 1.4) shall be converted into the number of validly issued, fully paid and non-assessable shares of Ebiz Common Stock equal to (i) with respect to the LMI Series A Preferred Stock, the product of (A) 2.0 multiplied by (B) the number of shares of LMI Common Stock into which each share of LMI Series A Preferred Stock is convertible immediately prior to the Effective Time and (ii) with respect to the LMI Series B Preferred Stock, the product of (A) 2.0 multiplied by (B) the number of shares of LMI Common Stock into which each share of LMI Series B Preferred Stock is convertible immediately prior to the Effective Time. Immediately prior to the Effective Time, all outstanding debentures of LMI issued before March 1, 2000 and a Designated Portion (as hereinafter defined) of the outstanding principal and interest of each debenture of LMI issued after March 1, 2000 shall be converted automatically into LMI Preferred Stock in accordance with the terms of such debentures. "DESIGNATED PORTION" shall mean 30.5%, unless the liquidation provisions contained in Article IV.B.2(b)(i) of the Certificate of Incorporation of LMI and Section 3(b)(i) of the Certificate of Designations of Series B Preferred Stock of LMI are waived, amended or otherwise rendered inapplicable to the Merger on or before the Closing Date, in which case Designated Portion shall mean 20%. All LMI Preferred Stock issued upon such conversion shall be converted into Ebiz Common Stock as provided above. The portion of outstanding principal and interest of each debenture of LMI issued after March 1, 2000 that remains unconverted immediately after the Effective Time, which portion shall be 69.5%, unless the liquidation provisions contained in Article IV.B.2(b)(i) of the Certificate of Incorporation of LMI and Section 3(b)(i) of the Certificate of Designations of Series B Preferred Stock of LMI are waived, amended or otherwise rendered inapplicable to the Merger on or before the Closing Date, in which case such portion shall be 80%, shall be assumed by Ebiz at the Effective Time (the "ASSUMED LMI DEBENTURES") on the terms and conditions set forth in each such debenture; provided, however, that ninety days after the Effective Time, the Assumed LMI Debentures shall convert automatically into shares of Ebiz Common Stock on such a basis that there is issued with respect to each of the Assumed LMI Debentures the same number of shares of Ebiz Common Stock as would have been issued with respect to such Assumed LMI Debenture had it been converted into LMI Preferred Stock immediately prior to the Effective Time. Prior to the Closing, all outstanding convertible notes (the "CANOPY NOTES") issued to The Canopy Group, Inc. ("CANOPY") shall, at the election of Canopy and in accordance with the terms of the Canopy Notes, either be repaid by LMI or be converted into LMI Common Stock.

               (c) For purposes of this Agreement, "MERGER CONSIDERATION" shall mean (i) with respect to each share of LMI Common Stock, the number of shares of Ebiz Common Stock into which each share of LMI Common Stock is converted pursuant to Section 1.3(a) of this Agreement, (ii) with respect to each share of LMI Preferred Stock, the number of shares of Ebiz Common Stock into which each share of LMI Preferred Stock is converted pursuant to Section 1.3(b) of this Agreement and (iii) with respect to the Assumed LMI Debentures, the number of shares of Ebiz

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
          Common Stock into which the Assumed LMI Debentures are to be converted pursuant to Section 1.3(b) of this Agreement.

     2. Status of Agreement. This Amendment shall be effective as of August 7, 2000. Ebiz, Merger Sub and LMI hereby ratify, confirm and acknowledge the Agreement, as amended and modified by this Amendment.

     3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona without regard to conflict of law principles.

     4.   Counterparts.   This   Amendment  may  be  executed  in  one  or  more
counterparts, and shall become effective when a counterpart hereof has been executed by each party hereto.

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
     IN WITNESS WHEREOF, the parties have executed this Amendment by their duly authorized officers or representatives.


                                        EBIZ:

                                        EBIZ ENTERPRISES, INC.


                                        By: /s/ Jeffrey I. Rassas
                                           -------------------------------------
                                            Jeffrey I. Rassas
                                            Chief Executive Officer



                                        MERGER SUB:

                                        By: /s/ Jeffrey I. Rassas
                                           -------------------------------------
                                           President


                                        LMI:

                                        LINUXMALL.COM, INC.


                                        By: /s/ David Shaw
                                           -------------------------------------
                                           David Shaw
                                           Chief Executive Officer

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